Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS FOURTH QUARTER RESULTS;

INCREASES QUARTERLY COMMON SHARE DIVIDEND BY 15%

ANNAPOLIS, MD, February 20, 2014 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended December 31, 2013.

HIGHLIGHTS

•	Pro Forma RevPAR: 4.8% increase for comparable 19-hotel portfolio over the same period in 2012 (7.1% increase excluding the W Chicago – Lakeshore).

•	Pro Forma Adjusted Hotel EBITDA Margin: 110 basis point increase for comparable 19-hotel portfolio over the same period in 2012.

•	Dividends: Increased first quarter 2014 dividend by 15.4% to $0.30 per common share (4.6% annualized yield based on the closing price of the Trust’s common shares on February 19, 2014).

“We are encouraged by the strong performance of our hotel portfolio during the fourth quarter despite the impact of the government shutdown that occurred in October,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “We saw lodging demand re-accelerate towards the end of 2013 and we continue to see positive trends in hotel fundamentals as we begin 2014, giving us confidence to increase our quarterly dividend by 15%.”

Mr. Francis continued, “Our comprehensive renovation at the W Chicago – Lakeshore is progressing well and we continue to expect that it will be completed in the second quarter and within the budgeted cost. We are also very excited about the upcoming conversions of our hotel on 31st Street in midtown Manhattan to the Hyatt brand and our W New Orleans to the Le Meridien brand. We believe these projects will create tremendous value for our shareholders and provide outsized growth for our hotel portfolio starting later this year.”

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results for the three months and year ended December 31, 2013 (in millions, except share and per share amounts):

	Three months ended		Year ended
	December 31,		December 31,
	2013(1)	2012(2)	2013(3)	2012(4)

Total revenue	$111.6	$85.1	$420.2	$278.3

Net income available to common shareholders	$9.1	$7.5	$35.6	$22.8
Net income per diluted common share	$0.18	$0.19	$0.75	$0.66

FFO available to common shareholders	$21.5	$15.9	$79.7	$51.5
FFO per diluted common share	$0.44	$0.40	$1.69	$1.51

AFFO available to common shareholders	$21.6	$16.0	$84.2	$54.8
AFFO per diluted common share	$0.44	$0.41	$1.78	$1.61

Corporate EBITDA	$31.1	$23.8	$117.3	$77.6

Adjusted Corporate EBITDA	$31.2	$24.0	$121.8	$80.9

Weighted-average number of common shares outstanding - basic and diluted	48,884,102	39,391,677	47,295,089	34,048,752

(1)	Includes results of operations of 20 hotels for the full period.
(2)	Includes results of operations of 14 hotels for the full period and one hotel for part of the period.
(3)	Includes results of operations of 15 hotels for the full period and five hotels for part of the period.
(4)	Includes results of operations of 11 hotels for the full period and four hotels for part of the period.

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons, on a pro forma basis, of occupancy, average daily rate (ADR), room revenue per available room (RevPAR), Adjusted Hotel

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of 19 of the Trust’s 20 hotels owned as of December 31, 2013. The key operating metrics do not include operating results for the Hyatt Place New York Midtown South, as the hotel does not have comparable prior year operating results given it was newly developed in 2013. The following is a summary of the key operating metrics for the three months and year ended December 31, 2013 (in thousands, except pro forma ADR and pro forma RevPAR):

	Three months ended				Year ended
	December 31,				December 31,
	2013	2012	Change		2013	2012	Change
Pro forma occupancy	76.3%	75.0%	130	bps	79.8%	78.4%	140	bps
Pro forma ADR	$192.47	$186.76	3.1%		$193.28	$187.07	3.3%
Pro forma RevPAR	$146.78	$140.04	4.8%		$154.15	$146.64	5.1%

Pro forma Adjusted Hotel EBITDA	$31,905	$30,023	6.3%		$132,313	$120,190	10.1%
Pro forma Adjusted Hotel EBITDA Margin	29.9%	28.8%	110	bps	30.5%	29.0%	150	bps

Pro forma RevPAR increase for the fourth quarter 2013 was negatively impacted by displacement from a comprehensive renovation at the 520-room W Chicago – Lakeshore. Excluding the W Chicago – Lakeshore, pro forma RevPAR increase for the fourth quarter of 2013 was 7.1%.

Funds from operations (FFO), FFO available to common shareholders, Adjusted FFO (AFFO) available to common shareholders, net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

MAJOR REPOSITIONINGS

The comprehensive renovation at the 520-room W Chicago – Lakeshore, which commenced in the third quarter of 2013, is progressing in accordance with our budgeted cost of $38.0 million and scheduled completion in the second quarter of 2014.

The Trust continues to expect that the comprehensive renovation at the 410-room W New Orleans to reposition the hotel to the Le Meridien brand will cost approximately $29.0 million, commence in the second quarter of 2014, and be completed in the fourth quarter of 2014.

On February 5, 2014, the Trust announced that it had entered into a franchise agreement with a Hyatt affiliate to convert the 122-room Holiday Inn New York City Midtown – 31st Street to the Hyatt Herald Square. Conversion of the hotel is expected to occur following the completion of a comprehensive renovation, which the Trust expects will cost approximately $6.0 million. The hotel will be closed throughout the renovation, which is expected to commence and be completed in the third quarter of 2014.

CAPITAL MARKETS ACTIVITY

During the fourth quarter 2013, the Trust issued and sold 854,800 common shares at an average price of $23.64 per share under its continuous at-the-market (ATM) program, generating net proceeds of $19.9 million after deducting sales commissions and offering costs.

DIVIDENDS

On October 15, 2013, the Trust paid dividends in the amounts of $0.26 per share to its common shareholders and $0.484375 per share to its preferred shareholders, both of record as of September 30, 2013. On December 16, 2013, the Trust declared dividends in the amounts of $0.26 per share payable to its common shareholders and $0.484375 per share payable to its preferred shareholders, both of record as of December 31, 2013. Both dividends were paid on January 15, 2014.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

On February 20, 2014, the Trust declared dividends in the amounts of $0.30 per share to its common shareholders and $0.484375 per share to its preferred shareholders, both of record as of March 31, 2014. The dividends will be paid on April 15, 2014.

2014 OUTLOOK

The Trust reaffirms its previously provided full year 2014 outlook and is incorporating its first quarter 2014 outlook as follows (in millions, except pro forma RevPAR and per share amounts):

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

	First Quarter 2014 Outlook				Full Year 2014 Outlook
	Low		High		Low		High
CONSOLIDATED:

Net income (loss) available to common shareholders	$(3.2)		$(2.3)		$38.9		$43.7
Net income (loss) per diluted common share	$(0.07)		$(0.05)		$0.79		$0.89

Adjusted Corporate EBITDA	$15.7		$16.8		$131.2		$136.5

AFFO available to common shareholders	$9.8		$10.7		$93.1		$97.9
AFFO per diluted common share	$0.20		$0.22		$1.90		$2.00

Corporate general and administrative expense	$3.6		$3.7		$14.0		$14.7

Weighted-average number of diluted common shares outstanding	49.0		49.0		49.0		49.0

HOTEL PORTFOLIO:

17 -Hotel Portfolio (1)
RevPAR	$135.00		$137.00		$167.00		$170.00
Pro forma RevPAR increase over 2013(2)	7.0%		9.0%		5.0%		7.0%
Adjusted Hotel EBITDA	$18.7		$19.6		$128.0		$133.0
Adjusted Hotel EBITDA Margin	23.4%		24.2%		32.5%		33.2%
Pro forma Adjusted Hotel EBITDA Margin increase over 2013(2)	150	bps	225	bps	75	bps	150	bps

20 -Hotel Portfolio
RevPAR	$128.00		$131.00		$162.00		$165.00
Pro forma RevPAR increase over 2013(2)	3.5%		5.5%		3.5%		5.5%
Adjusted Hotel EBITDA	$19.3		$20.5		$145.2		$151.2
Adjusted Hotel EBITDA Margin	21.1%		21.9%		31.4%		32.1%
Pro forma Adjusted Hotel EBITDA Margin increase over 2013(2)	25	bps	100	bps	25	bps	100	bps

(1)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels will be undergoing comprehensive renovations during 2014.
(2)	The comparable 2013 period includes operating results for certain hotels prior to their acquisition by the Trust in 2013.

The Trust’s 2014 outlook assumes no additional acquisitions, dispositions, or financing transactions. See the accompanying financial tables for quarterly pro forma hotel operating results for the 17-hotel and 20-hotel portfolios for 2013.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

NON-GAAP FINANCIAL MEASURES

The Trust reports the following eight non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) FFO available to common shareholders, (3) AFFO available to common shareholders, (4) Corporate EBITDA, (5) Adjusted Corporate EBITDA, (6) Hotel EBITDA, (7) Adjusted Hotel EBITDA and (8) Adjusted Hotel EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

FFO available to common shareholders – The Trust reduces FFO for preferred share dividends and dividends declared on and earnings allocated to unvested time-based awards (consistent with adjustments required by GAAP in reporting net income available to common shareholders and related per share amounts). FFO available to common shareholders provides investors another financial measure to evaluate the Trust’s operating performance after taking into account the interests of holders of the Trust’s preferred shares and unvested time-based awards.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

AFFO available to common shareholders – The Trust further adjusts FFO available to common shareholders for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that AFFO available to common shareholders provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

assets and liabilities, including ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

CONFERENCE CALL

The Trust will host a conference call on Thursday, February 20, 2014 at 5:30 p.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 57822334. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on February 27, 2014. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 57822334. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

States. The Trust owns 20 hotels with an aggregate of 5,932 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing hotels and the Trust’s 2014 outlook, and the Trust’s expectation of its ability and the cost and timing of completing various renovations at its existing hotels. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete renovations timely and within expected costs; the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 20, 2014, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2013	2012
ASSETS
Property and equipment, net	$1,422,439	$1,107,722
Intangible assets, net	38,781	39,382
Cash and cash equivalents	28,713	33,194
Restricted cash	34,235	23,460
Accounts receivable, net	13,011	8,384
Prepaid expenses and other assets	10,478	14,056
Deferred financing costs, net	6,501	6,630

Total assets	$1,554,158	$1,232,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$531,771	$405,208
Accounts payable and accrued expenses	45,982	34,868
Other liabilities	29,848	25,944

Total liabilities	607,601	466,020

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; 5,000,000 shares issued and outstanding ($127,422 liquidation preference)	50	50
Common shares, $.01 par value; 400,000,000 shares authorized; 49,574,005 shares and 39,763,930 shares issued and outstanding, respectively	496	398
Additional paid-in capital	991,417	799,278
Cumulative dividends in excess of net income	(45,339)	(32,089)
Accumulated other comprehensive loss	(67)	(829)

Total shareholders’ equity	946,557	766,808

Total liabilities and shareholders’ equity	$1,554,158	$1,232,828

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(unaudited)
REVENUE
Rooms	$82,397	$61,871	$316,434	$210,265
Food and beverage	24,704	19,374	86,884	57,673
Other	4,462	3,855	16,859	10,338

Total revenue	111,563	85,100	420,177	278,276

EXPENSES
Hotel operating expenses:
Rooms	19,664	14,862	73,711	48,159
Food and beverage	17,798	13,928	65,090	41,678
Other direct	2,002	1,944	8,042	5,137
Indirect	37,635	27,628	138,120	90,868

Total hotel operating expenses	77,099	58,362	284,963	185,842
Depreciation and amortization	12,457	8,509	44,469	28,931
Air rights contract amortization	130	130	520	520
Corporate general and administrative	3,204	2,691	13,125	11,297
Hotel acquisition costs	27	77	4,222	2,994

Total operating expenses	92,917	69,769	347,299	229,584

Operating income	18,646	15,331	72,878	48,692

Interest income	—	103	247	199
Interest expense	(6,794)	(5,361)	(25,780)	(20,976)
Loss on early extinguishment of debt	—	—	(372)	—

Income before income taxes	11,852	10,073	46,973	27,915

Income tax expense	(324)	(186)	(1,655)	(738)

Net income	11,528	9,887	45,318	27,177

Preferred share dividends	(2,422)	(2,422)	(9,688)	(4,413)

Net income available to common shareholders	$9,106	$7,465	$35,630	$22,764

Net income per common share - basic and diluted	$0.18	$0.19	$0.75	$0.66

Weighted-average number of common shares
outstanding - basic and diluted	48,884,102	39,391,677	47,295,089	34,048,752

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$45,318	$27,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,469	28,931
Air rights contract amortization	520	520
Deferred financing costs amortization	2,837	2,081
Loss on early extinguishment of debt	372	—
Share-based compensation	4,612	3,165
Other	(295)	(523)
Changes in assets and liabilities:
Accounts receivable, net	(2,543)	(197)
Prepaid expenses and other assets	(3,305)	18
Accounts payable and accrued expenses	7,203	6,552
Other liabilities	774	13

Net cash provided by operating activities	99,962	67,737

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(331,058)	(231,051)
Deposit on hotel acquisition	—	(700)
Receipt of deposit on hotel acquisition	700	—
Improvements and additions to hotels	(28,235)	(23,847)
Repayment of (investment in) hotel construction loan	7,810	(7,810)
Change in restricted cash	(10,775)	(7,051)

Net cash used in investing activities	(361,558)	(270,459)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	189,862	132,756
Proceeds from sale of preferred shares, net of underwriting fees	—	121,062
Payment of offering costs related to sale of common and preferred shares	(468)	(647)
Borrowings under revolving credit facility	105,000	198,000
Repayments under revolving credit facility	(155,000)	(293,000)
Proceeds from issuance of mortgage debt	312,500	95,000
Principal prepayment on mortgage debt	(130,000)	—
Scheduled principal payments on mortgage debt	(5,726)	(2,317)
Payment of deferred financing costs	(3,080)	(3,445)
Payment of dividends to common shareholders	(44,516)	(29,290)
Payment of dividends to preferred shareholders	(9,688)	(2,368)
Repurchase of common shares	(1,769)	(795)

Net cash provided by financing activities	257,115	214,956

Net increase (decrease) in cash	(4,481)	12,234
Cash and cash equivalents, beginning of period	33,194	20,960

Cash and cash equivalents, end of period	$28,713	$33,194

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table reconciles net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months and year ended December 31, 2013 and 2012:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$11,528	$9,887	$45,318	$27,177
Add: Depreciation and amortization	12,457	8,509	44,469	28,931

FFO	23,985	18,396	89,787	56,108
Less: Preferred share dividends	(2,422)	(2,422)	(9,688)	(4,413)
Dividends declared on unvested time-based awards	(85)	(75)	(361)	(177)
Undistributed earnings allocated to unvested time-based awards	—	—	—	—

FFO available to common shareholders	21,478	15,899	79,738	51,518
Add: Hotel acquisition costs	27	77	4,222	2,994
Non-cash amortization(1)	56	61	223	242

AFFO available to common shareholders	$21,561	$16,037	$84,183	$54,754

FFO per common share - basic and diluted	$0.44	$0.40	$1.69	$1.51
AFFO per common share - basic and diluted	$0.44	$0.41	$1.78	$1.61

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three months and year ended December 31, 2013 and 2012:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income	$11,528	$9,887	$45,318	$27,177
Add: Depreciation and amortization	12,457	8,509	44,469	28,931
Interest expense	6,794	5,361	25,780	20,976
Loss on early extinguishment of debt	—	—	372	—
Income tax expense	324	186	1,655	738
Less: Interest income	—	(103)	(247)	(199)

Corporate EBITDA	31,103	23,840	117,347	77,623
Add: Hotel acquisition costs	27	77	4,222	2,994
Non-cash amortization(1)	56	61	223	242

Adjusted Corporate EBITDA	$31,186	$23,978	$121,792	$80,859

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table calculates pro forma Hotel EBITDA, Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin for the Trust’s comparable 19-hotel portfolio for the three months and year ended December 31, 2013 and 2012:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Total revenue	$106,657	$104,175	$434,087	$414,694
Less: Total hotel operating expenses	74,677	74,083	301,477	294,226

Hotel EBITDA	31,980	30,092	132,610	120,468
Less: Non-cash amortization(1)	(75)	(69)	(297)	(278)

Adjusted Hotel EBITDA	$31,905	$30,023	$132,313	$120,190

Adjusted Hotel EBITDA Margin	29.9%	28.8%	30.5%	29.0%

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the 17-hotel portfolio and the 20-hotel portfolio for the three months ending March 31, 2014:

	Three Months Ending March 31, 2014
	17-Hotel Portfolio		20-Hotel Portfolio
	Low	High	Low	High
Total revenue	$79,800	$81,100	$91,300	$93,700
Less: Total hotel operating expenses	61,020	61,420	71,920	73,120

Hotel EBITDA	18,780	19,680	19,380	20,580
Less: Non-cash amortization(1)	(80)	(80)	(80)	(80)

Adjusted Hotel EBITDA	$18,700	$19,600	$19,300	$20,500

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income (loss) to Corporate EBITDA and Adjusted Corporate EBITDA for the three months ending March 31, 2014:

	Three Months Ending March 31, 2014
	Low	High
Net income (loss)	$(640)	$260
Add: Depreciation and amortization	12,890	12,890
Interest expense	6,720	6,720
Less: Interest income	—	—
Income tax benefit	(3,300)	(3,100)

Corporate EBITDA	15,670	16,770
Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	50	50

Adjusted Corporate EBITDA	$15,720	$16,820

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table reconciles forecasted net income (loss) to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the three months ending March 31, 2014:

	Three Months Ending March 31, 2014
	Low	High
Net income (loss)	$(640)	$260
Add: Depreciation and amortization	12,890	12,890

FFO	12,250	13,150
Less: Preferred share dividends	(2,420)	(2,420)
Dividends declared on unvested time-based awards	(130)	(130)
Undistributed earnings allocated to unvested time-based awards	—	—

FFO available to common shareholders	9,700	10,600
Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	50	50

AFFO available to common shareholders	$9,750	$10,650

FFO per common share - basic and diluted	$0.20	$0.22
AFFO per common share - basic and diluted	$0.20	$0.22
Weighted-average number of diluted common shares outstanding	48,962	48,962

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the 17-hotel portfolio and the 20-hotel portfolio for the year ending December 31, 2014:

	Year Ending December 31, 2014
	17-Hotel Portfolio		20-Hotel Portfolio
	Low	High	Low	High
Total revenue	$394,400	$400,600	$462,400	$470,300
Less: Total hotel operating expenses	266,100	267,300	316,900	318,800

Hotel EBITDA	128,300	133,300	145,500	151,500
Less: Non-cash amortization(1)	(300)	(300)	(300)	(300)

Adjusted Hotel EBITDA	$128,000	$133,000	$145,200	$151,200

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to Corporate EBITDA and Adjusted Corporate EBITDA for the year ending December 31, 2014:

	Year Ending December 31, 2014
	Low	High
Net income	$49,060	$53,860
Add: Depreciation and amortization	53,970	53,970
Interest expense	27,210	27,210
Income tax expense	750	1,250
Less: Interest income	(10)	(10)

Corporate EBITDA	130,980	136,280
Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	220	220

Adjusted Corporate EBITDA	$131,200	$136,500

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the year ending December 31, 2014:

	Year Ending December 31, 2014
	Low	High
Net income	$49,060	$53,860
Add: Depreciation and amortization	53,970	53,970

FFO	103,030	107,830
Less: Preferred share dividends	(9,690)	(9,690)
Dividends declared on unvested time-based awards	(490)	(490)
Undistributed earnings allocated to unvested time-based awards	—	—

FFO available to common shareholders	92,850	97,650
Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	220	220

AFFO available to common shareholders	$93,070	$97,870

FFO per common share - basic and diluted	$1.89	$1.99
AFFO per common share - basic and diluted	$1.90	$2.00
Weighted-average number of diluted common shares outstanding	49,002	49,002

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

SUPPLEMENTAL PRO FORMA HOTEL OPERATING RESULTS

(in thousands, except pro forma ADR and pro forma RevPAR)

(unaudited)

The following table includes the Trust’s pro forma 2013 hotel operating results:

	Three Months Ended				Year Ended December 31, 2013
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
17-Hotel Portfolio(1)
Pro forma occupancy	74.3%	86.5%	87.1%	77.9%	81.5%
Pro forma ADR	$169.36	$203.08	$208.14	$195.47	$195.18
Pro forma RevPAR	$125.79	$175.69	$181.23	$152.24	$159.09

Pro forma total revenue	$74,295	$104,528	$103,923	$93,070	$375,816
Less: Pro forma total hotel operating expenses	58,001	67,984	66,338	64,350	256,673

Pro forma Hotel EBITDA	$16,294	$36,544	$37,585	$28,720	$119,143

20-Hotel Portfolio
Pro forma occupancy	72.7%	85.6%	85.2%	76.9%	80.1%
Pro forma ADR	$170.51	$205.64	$205.73	$196.61	$195.74
Pro forma RevPAR	$123.96	$175.93	$175.22	$151.11	$156.86

Pro forma total revenue	$88,510	$125,906	$122,443	$111,562	$448,421
Less: Pro forma total hotel operating expenses	70,018	81,929	79,606	77,174	308,727

Pro forma Hotel EBITDA	$18,492	$43,977	$42,837	$34,388	$139,694

(1)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels will be undergoing comprehensive renovations during 2014.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Purchase Price (in millions)	Acquisition Date
1	Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	193	46.00	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7	W Chicago - City Center	Chicago, IL	403	128.80	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10	Hotel Adagio San Francisco, Autograph Collection	San Francisco, CA	171	42.25	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12	Holiday Inn New York City Midtown - 31st Street	New York, NY	122	52.20	December 22, 2011
13	W Chicago - Lakeshore	Chicago, IL	520	126.00	August 21, 2012
14	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	62.00	September 7, 2012
15	The Hotel Minneapolis, Autograph Collection	Minneapolis, MN	222	46.00	October 30, 2012
16	Hyatt Place New York Midtown South	New York, NY	185	76.25	March 14, 2013
17	W New Orleans - French Quarter	New Orleans, LA	97	25.50	March 28, 2013
18	W New Orleans	New Orleans, LA	410	65.00	April 25, 2013
19	Hyatt Fisherman’s Wharf	San Francisco, CA	313	103.50	May 31, 2013
20	Hyatt Santa Barbara	Santa Barbara, CA	200	61.00	June 27, 2013

			5,932	$1,487.25